[LETTERHEAD OF COHEN MCCURDY]

            Consent of Independent Registered Public Accounting Firm

As independent public accountants, we hereby consent to the use of our report incorporated by reference herein dated January 19, 2005 on the financial statements of the Ashport Mutual Funds as of November 30, 2004 and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment No. 28 to the Ashport Mutual Funds Registration Statement on Form N-1A.


/s/ Cohen McCurdy

Cohen McCurdy, Ltd.
Westlake, Ohio
March 24, 2005